Exhibit No. EX-99.n.

ABERDEEN FUNDS
RULE 18f-3 PLAN

Effective December 12, 2007
As amended September 8, 2008 and October 21, 2008

WHEREAS, Aberdeen Funds, a Delaware statutory trust (the “Trust”), is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, the following have been designated as the series and classes of the Trust:

Series	Classes

Aberdeen China Opportunities Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Developing Markets Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Global Financial Services Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Health Sciences Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Natural Resources Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Technology and
Communications Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Global Utilities Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Hedged Core Equity Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen International Equity Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Select Equity Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Select Mid Cap Growth Fund	A, B, C, D, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Defensive	A, B, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Growth	A, B, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Moderate	A, B, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund:
Moderate Growth	A, B, C, R, Institutional, Institutional Service
Aberdeen Optimal Allocations Fund: Specialty	A, B, C, R, Institutional, Institutional Service
Aberdeen Small Cap Opportunities Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Small Cap Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Small Cap Growth Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Select Small Cap Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Small Cap Value Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Tax-Free Income Fund	A, B, C, D, X, Y
Aberdeen Select Growth Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Equity Long-Short Fund	A, B, C, R, Institutional, Institutional Service
Aberdeen Select Worldwide Fund	A, B, C, R, Institutional, Institutional Service

ABERDEEN FUNDS
RULE 18f-3 PLAN

Series	Classes
Aberdeen Core Income Fund	A, C, R, Institutional, Institutional Service
Aberdeen Core Plus Income Fund	A, C, R, Institutional, Institutional Service

WHEREAS, Aberdeen Asset Management Inc. (“AAMI”) serves as investment adviser for each of the series;

WHEREAS, Aberdeen Fund Distributors LLC (“AFD”) serves as principal underwriter, AAMI serves as fund administrator and Citi Fund Services Ohio, Inc. (“Citi”) serves as transfer agent for the series of the Trust;

WHEREAS, the Trust has adopted a Distribution Plan (“12b-1 Plan”) under Rule 12b-1 of the 1940 Act providing for:

(1) in the case of Class A shares of the Funds, fees of not more than 0.25% per annum of average net assets (distribution or service fee);

(2) in the case of Class B shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum of average net assets is considered a service fee;

(3) in the case of Class C shares of the Funds, fees of not more than 1.00% per annum of average net assets, of which 0.25% per annum is considered a service fee;

(4) in the case of Class X shares of the Aberdeen Tax-Free Income Fund, fees of not more than 0.85% per annum of average net assets, of which 0.10% is considered a service fee;

(5) in the case of Class Y shares of the Aberdeen Tax-Free Income Fund, fees of not more than 0.85% per annum of average net assets, of which 0.10% is considered a service fee;

(6) in the case of Class R shares of the Funds, fees of not more than 0.50% per annum of average net assets, of which 0.25% may be either a distribution or a service fee;

WHEREAS, the Trust has adopted an Administrative Services Plan providing for:

(1) in the case of Class A, Class D, Class R and Institutional Service Class shares of the Funds, fees of not more than 0.25% per annum of average net assets;

WHEREAS, The Trust has established a Multiple Class Distribution System enabling the Trust, as described in its prospectuses, to offer eligible investors the option of purchasing shares of its series with the following features (not all series offer each option):

ABERDEEN FUNDS RULE 18f-3 PLAN

(1)	with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee, an administrative services fee and under certain circumstances, a contingent deferred sales charge (“CDSC”) may be applicable for purchases sold without a sales charge and for which a finder’s fee is paid (the “Class A shares of the Funds”);

(2)	without a front-end sales load, but subject to a CDSC (which can vary among series and which may be subject to certain reductions or waivers among groups of purchasers) and providing for a 12b-1 fee but not providing for an administrative service fee (the “Class B shares of the Funds”);

(3)	without a front-end sales load, but subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers), and providing for a 12b-1 fee but not providing for an administrative services fee (the “Class C shares of the Funds”);

(4)	with a front-end sales load (which can vary among series and which is subject to certain reductions and waivers among groups of purchasers) but not subject to a CDSC, and providing for an administrative services fee, but not providing for a 12b-1 fee (the “Class D shares of the Aberdeen Select Mid Cap Growth and Aberdeen Tax-Free Income Funds”);

(5)	without a front-end sales load, CDSC or 12b-1 fee, but providing for an administrative services fee (the “Institutional Service Class shares of the Funds”);

(6)	without a front-end sales load, CDSC, 12b-1 fee, or administrative service fee (the “Institutional Class shares of the Funds”);

(7)	without a front-end sales load, but subject to a CDSC (which can vary among series and which may be subject to certain waivers among groups of purchasers) and providing for a 12b-1 fee but not an administrative service fee (the “Class X shares of the Aberdeen Tax- Free Income Fund”);

(8)	without a front-end sales load and subject to a CDSC (each of which may be subject to certain reductions and waivers among groups of purchasers) and providing for a 12b-1 fee but not an administrative service fee (the “Class Y shares of the Aberdeen Tax-Free Income Fund”);

(9)	without a front-end sales load or CDSC, but providing for a 12b-1 fee and/or administrative services fee (the “Class R shares of the Funds”);

WHEREAS, redemption fees will be charged by all classes of the Aberdeen China Opportunities Fund, Aberdeen Developing Markets Fund, Aberdeen Global Financial Services Fund, Aberdeen Health Sciences Fund, Aberdeen Natural Resources Fund, Aberdeen Technology and

ABERDEEN FUNDS RULE 18f-3 PLAN

Communications Fund, Aberdeen Global Utilities Fund, Aberdeen Hedged Core Equity Fund, Aberdeen International Equity Fund, Aberdeen Select Equity Fund, Aberdeen Select Mid Cap Growth Fund, Aberdeen Small Cap Opportunities Fund, Aberdeen Small Cap Fund, Aberdeen Small Cap Growth Fund, Aberdeen Select Small Cap Fund, Aberdeen Small Cap Value Fund, Aberdeen Select Growth Fund, Aberdeen Tax-Free Income Fund, Aberdeen Equity Long-Short Fund, Aberdeen Select Worldwide Fund, Aberdeen Core Income Fund and Aberdeen Core Plus Income Fund. These fees will be limited to a maximum of 2.00%, or the limit currently required by the Securities and Exchange Commission, and the structure of these fees will be stated in each applicable Fund’s prospectus;

WHEREAS, the Board of Trustees of the Trust has approved the conversion of all of the Class X Shares and Class Y Shares of the Aberdeen Tax Free Income Fund into Class D Shares of the same Fund to become effective on November 28, 2008; and

WHEREAS, Rule 18f-3 under the 1940 Act permits an open-end management investment company to issue multiple classes of voting stock representing interests in the same portfolio notwithstanding Sections 18(f)(1) and 18(i) under the 1940 Act if, among other things, such investment company adopts a written plan setting forth the separate arrangements and expense allocation of each class and any related conversion features or exchange privileges;

NOW, THEREFORE, the Trust, wishing to be governed by Rule 18f-3 under the 1940 Act, hereby adopts this Rule 18f-3 Plan as follows:

1. Each class of shares of a series will represent interests in the same portfolio of investments of such series of the Trust, and be identical in all respects to each other class of that series, except as set forth below. The only differences among the various classes of shares of the series of the Trust will relate solely to (a) different distribution or service fee payments associated with any Rule 12b-1 Plan for a particular class of shares and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such Plan or any amendment thereto), which will be borne solely by shareholders of such class; (b) different administrative service fees associated with any Administrative Services Plan; (c) different Class Expenses, which will be limited to the following expenses as determined by the Trustees to be attributable to a specific class of shares: (i) transfer agency fees identified as being attributable to a specific class; (ii) printing and postage expenses related to preparing and distributing materials such as shareholder reports, prospectuses, and proxy statements to current shareholders of a specific class; (iii) Blue Sky notification and/or filing fees incurred by a class of shares; (iv) SEC registration fees incurred by a class; (v) expenses of administrative personnel and services as required to support the shareholders of a specific class; (vi) litigation or other legal expenses and audit or other accounting expenses relating solely to one class; (vii) Trustee fees or expenses incurred as a result of issues relating to one class; and (viii) shareholder meeting costs that relate to a specific class; (d)

ABERDEEN FUNDS RULE 18f-3 PLAN

the voting rights related to any 12b-1 Plan affecting a specific class of shares or related to any other matter submitted to shareholders in which the interests of a Class differ from the interests of any other Class; (e) conversion features; (f) exchange privileges; and (g) class names or designations. Any additional incremental expenses not specifically identified above that are subsequently identified and determined to be properly applied to one class of shares of a series of the Trust shall be so applied upon approval by a majority of the Trustees of the Trust, including a majority of the Trustees who are not interested persons of the Trust.

2. Under the Multiple Class Distribution System, certain expenses may be attributable to the Trust, but not to a particular series or class thereof. All such expenses will be allocated among series based upon the relative aggregate net assets of such series. Expenses that are attributable to a particular series, but not to a particular class thereof, and income, realized gains and losses, and unrealized appreciation and depreciation will be allocated to each class based on its net asset value relative to the net asset value of the series if such series does not declare daily dividends and if the series does declare daily dividends on the basis of the settled shares method (as described in Rule 18f-3(c)(iii)). Notwithstanding the foregoing, the principal underwriter, the investment adviser or other provider of services to the Trust may waive or reimburse the expenses of a specific class or classes to the extent permitted under Rule 18f-3 under the 1940 Act and pursuant to any applicable ruling, procedure or regulation of the Internal Revenue Service.

A class of shares may be permitted to bear expenses that are directly attributable to such class including: (a) any distribution/service fees associated with any Rule 12b-1 Plan for a particular class and any other costs relating to implementing or amending such Plan (including obtaining shareholder approval of such plan or any amendment thereto); (b) any administrative services fees associated with any administrative services plan for a particular class and any other costs relating to implementing or amending such plan (including obtaining shareholder approval of such plan or any amendment thereto) attributable to such class; and (c) any Class Expenses determined by the Trustees to be attributable to such class.

3. Class B shares of the series and Class X shares of the Aberdeen Tax-Free Income Fund, other than shares purchased through reinvestment of a dividend or a distribution with respect to the Class B shares or Class X shares, respectively, of the series, shall automatically convert to Class A shares of the same series on the date that is the first business day of the month after which the Class B shares or Class X shares of the series were outstanding for seven years. Such conversion will be on the basis of the relative net asset values of each class. After the conversion, such shares will have all of the characteristics and rights of Class A shares of the same series. Shares purchased through the reinvestment of a dividend or a distribution with respect to the Class B shares of a series or Class X shares of the Aberdeen Tax-Free Income Fund will be converted to Class A shares of the same series in the same proportion as the number of the shareholder’s Class B or Class X shares of the series converting to Class A

ABERDEEN FUNDS RULE 18f-3 PLAN

shares of the same series bears to the shareholder’s total Class B shares or Class X shares of the series not acquired through dividends and distributions.

4. All Class X and Class Y Shares of the Aberdeen Tax-Free Income Fund shall automatically convert to Class D Shares of the Aberdeen Tax-Free Income Fund on November 28, 2008. Such conversion will be on the basis of the relative net asset value of each class. After the conversion, such shares will have the characteristics and rights of Class D Shares of the Aberdeen Tax-Free Income Fund.

5. To the extent exchanges are permitted, shares of any class of the Trust will be exchangeable with shares of the same class of another series of the Trust. With respect to Class X and Class Y shares of the Aberdeen Tax-Free Income Fund, until such shares are converted into Class D Shares, exchanges will be permitted from Class X shares of the Aberdeen Tax-Free Income Fund into Class B shares of the other series (to the extent otherwise permitted) and from Class Y shares of the Aberdeen Tax-Free Income Fund into Class C shares of the other series (to the extent otherwise permitted). However, there will be no exchanges from Class B shares of other series into Class X shares of the Aberdeen Tax-Free Income Fund and no exchange from Class C shares of other series into Class Y shares of the Aberdeen Tax-Free Income Fund. Exchanges will comply with all applicable provisions of Rule 11a-3 under the 1940 Act.

6. Dividends paid by a series of the Trust as to each class of its shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day, and will be in the same amount, except that any distribution/service fees, administrative services fees, and Class Expenses allocated to a class will be borne exclusively by that class.

7. Any distribution arrangement of the Trust, including distribution fees and front-end and deferred sales loads, will comply with Section 2830 of the Conduct Rules of the Financial Industry Regulatory Authority.

8. The initial adoption of, and all material amendments, to this 18f-3 Plan must be approved by a majority of the members of the Trust’s Trustees, including a majority of the Board members who are not interested persons of the Trust.

9. Prior to the initial adoption of, and any material amendments to, this 18f-3 Plan, the Trust’s Trustees shall request and evaluate, and any agreement relating to a class arrangement shall require the parties thereto to furnish, such information as may be reasonably necessary to evaluate the 18f-3 Plan.